For period ending January 31, 1997      Attachment 77Q(2)

File number 811-7352


All-American Term Trust Inc.


A Form 3 required by Section 16(a) of the Exchange Act was filed late by the following officer during the most recent fiscal year.

						      Number of
						      Transactions Not
				      Number of       Reported on
Name          Position with Fund      Late Reports*   Timely Basis

Emil Polito   Vice President                  1               0



* The report related solely to such person having been elected an officer of the Fund.